Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement (No. 333-171998) on Form S-1 of InVivo Therapeutics Holdings Corporation of our report dated March 14, 2012, relating to our audits of the financial statements, which appear in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corporation for the year ended December 31, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 14, 2012